EX 10.3

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT, together with all the Schedules and other attachments (the “Agreement”), is entered into by and between RDA EQUITIES, LLC, a limited liability company formed in Puerto Rico with its principal executive office located 2105 Plantation Village, Dorado Place, Puerto Rico 00646 (“RDA” or the “Purchaser”), and AUTHENTIC TEAS, INC., a Nevada corporation with its principal executive office located at Suite 1801-1, Yonge Street, Toronto, Ontario M5E 2A3 Canada (the “Company”), and the stockholder of the Company listed on the Signature Page to this Agreement (the “Selling Stockholder”). The Purchaser, Company and Selling Stockholder are sometimes collectively referred herein to as the “Parties” and may each be referred to as a “Party.”

R E C I T A L S

WHEREAS, the Company is a “smaller reporting company,” as that term is defined by Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the reporting requirements of the Exchange Act with the U.S. Securities and Exchange Commission (the “Commission”);

WHEREAS, the common stock, par value $0.001 per share (the “Common Stock”), of the Company, is quoted for trading on the OTC Bulletin Board (OTCBB) under the symbol AUTT;

WHEREAS, the Company’s authorized capital currently consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 4,011,600 shares currently are currently outstanding, and 100,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”), of which none have been designated or are currently outstanding;

WHEREAS, the Selling Stockholder is deemed to be an “affiliate,” as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company has commenced non-binding discussions with the Purchaser in connection with consummating a business combination with a corporation formed in the Commonwealth of Puerto Rico;

WHEREAS, the Purchaser wishes to purchase the number of shares of Common Stock of the Company as indicated on the Signature Page to this Agreement (the “Shares”) from the Selling Stockholder for $0.001 per Share (the “Purchase Price”); and the Selling Stockholder wishes to sell the Shares to the Purchaser in consideration for the Purchase Price pursuant to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties and covenants contained herein, the Parties hereby agree to the following:

ARTICLE I

SHARE PURCHASE

Section 1.01. Shares. At the Closing (as defined in Section 1.03) and pursuant to the terms and conditions hereof, the Selling Stockholder hereby agrees to sell to the Purchaser the Shares for the Purchase Price.

Section 1.02. Purchase Price. At the Closing (as defined in Section 1.03) and pursuant to the terms and conditions hereof, the Purchaser hereby agrees to purchase the Shares for the Purchase Price.

Section 1.03. Closing.

(a) The consummation of the sale of the Shares by the Selling Stockholder to the Purchaser (the “Transaction”) shall occur upon the satisfaction or waiver of all of the conditions set forth herein or such other time as agreed to by the Parties (the “Closing”). The Closing may be rescheduled by the agreement of the Parties.

(b) At the Closing, the Company shall have the Selling Stockholder’s stock certificates evidencing the Shares transferred to the Purchaser and the Purchaser shall deliver the Purchase Price to the Company by wire transfer, bank draft or certified check in readily available funds to be distributed by the Company to the Selling Stockholder. At the Closing, the Company shall deliver to the Purchaser a stock certificate evidencing the Shares registered in the name of the Purchaser and such other documents as called for herein and the Purchaser shall deliver to the Company such other documents as called for herein.

Section 1.04. Additional Actions. Upon the consummation of the Closing or as soon as practicable thereafter, the Company shall have caused the following to be completed:

(a) Hrant Isbeceryan and David Lewis Richardson, the current executive officers of the Company, shall resign, and the Board of Directors of the Company shall appoint one or more individuals designated by the Purchaser as the executive officers of the Company, effectively immediately;

(b) The Board of Directors of the Company shall appoint Ralph M. Amato and Joseph Spiteri or other such individuals designated by the Purchaser as members to the Board of Directors and then Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield shall each resign from the Board of Directors of the Company, effectively immediately;

(c) Effectuate a three-for-one (3:1) forward stock split of the Company’s outstanding Common Stock;

(d) Effectuate a business combination by merging the Company with and into a corporation formed in the Commonwealth of Puerto Rico, with the Company being the non-surviving entity and the Puerto Rico corporation being the surviving entity (the “Surviving Corporation”) and with each outstanding share of the Common Stock of the Company being automatically converted into one share of Common Stock of the Surviving Corporation (the “Merger”); and the Surviving Corporation subsequently acquiring certain intellectual property assets of Mobile Data Systems, Inc., a New York corporation (the “Acquisition”) ..

(e) For such other matters as may be mutually agreed upon by the Company and the Purchaser.

Section 1.05. Retransfer Right. In the event the Merger and Acquisition is not consummated on or prior to the 90th day following the Closing:

(a) the Company shall promptly:

(i)	undertake all reasonable efforts to remove the then current directors and officers of the Company in accordance with applicable corporate law and replace such individuals with Hrant Isbeceryan as President, Chief Executive Officer and director, David Lewis Richardson as Chief Financial Officer, Secretary, Treasurer and director and Evan Michael Hershfield as director, and
(ii)	unless otherwise consented to in writing by Hrant Isbeceryan, cease all actions in connection with section 1.04 (c) and (d) to the extent such actions have not yet been consummated;
(b)	the Purchaser shall promptly sell to the Selling Stockholder the Shares for the Purchase Price in accordance with the closing procedures set out in section 1.03 (the “Closing Procedures”) with such changes as are necessary to reflect the retransfer of Shares from the Purchaser back to the Selling Stockholder as contemplated herein (the “Retransfer”);
(c)	the Purchaser shall represent and warrant to the Company and the Selling Stockholder that upon consummation of the Retransfer, the Selling Stockholder will acquire good and marketable title to the Shares, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind; and
(d)	the Selling Stockholder shall promptly purchase from the Purchaser the Shares for the Purchase Price in accordance with the Closing Procedures.

Section 1.06. Additional Actions After Closing. If, at any time after the Closing, the Purchaser shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Purchaser title to and possession of any property or right of the Company or to be acquired by reason of, or as a result of, the Transaction contemplated by this Agreement, or otherwise to carry out the purposes of this Agreement, the Company and the proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in the Purchaser or the Company, as appropriate, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchaser to enter into this Agreement, the Company represents and warrants that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Closing (as though made then and at the Closing).

Section 2.01. Organization and Standing.

(a)	The Company is a corporation duly organized, existing and in good standing under the laws of the Nevada with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as it is currently conducted.

(b)	The Company is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon the Company’s business or financial condition, or on the ability of the Parties to consummate the Transaction (“Company Material Adverse Effect”).

(c)	The Company is not in default of any provision of its Articles of Incorporation, Bylaws or other agreements relating to corporate governance or organization.

(d)	To the knowledge of the Company, the Company is not a “shell company” as defined by Rule 12b-2 under the Exchange Act nor has it ever been a “shell company” since its formation.

(e)	The Articles of Incorporation of the Company filed with the Commission as an exhibit to the Company’s registration statement on Form S-1 (File No.: 333-175003) on June 17, 2011 (the “Registration Statement”) are the true and correct Articles of Incorporation of the Company and such Articles of Incorporation are now in full force and effect and have not been amended or rescinded.

(f)	The Bylaws of the Company filed with the Commission as an exhibit to the Registration Statement are the true and correct Bylaws of the Company and such Bylaws are now in full force and effect and have not been amended or rescinded.

Section 2.02. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement. The Company has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

Section 2.03. Conflicts; Consents and Approvals. The Company’s execution or performance of this Agreement will not:

(a) result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Incorporation or Bylaws of the Company or any agreement or obligation of the Company; or

(b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company or its properties or assets.

Section 2.04. Ownership of the Company and Capitalization.

(a) Authorized Shares. The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of Preferred Stock, par value $0.001 per share. There are currently 4,011,600 shares of Common Stock issued and outstanding, 3,000,000 of which are held by the Company’s current officers and directors and 1,011,600 of which are held by non-affiliate stockholders. No shares of Preferred Stock are issued and outstanding. There are no options, warrants or other securities convertible or exchangeable into shares of capital stock of the Company.

(b) Issuance of Shares. All shares of the Company Stock, including the Shares: (i) are duly and validly authorized and issued, fully paid and non-assessable, with, to the knowledge of the Company, no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, the Company’s Articles of Incorporation or Bylaws or any agreement, contract or other obligation to which the Company is a party or is subject, and (iii) were issued in accordance with all applicable laws. The rights, privileges and preferences of the Company Stock are as stated in its Articles of Incorporation and Bylaws. Except as contemplated herein, there are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company of any securities or interests of the Company, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of the Company.

Section 2.05. No Transfer Restrictions. Except as disclosed in the Company SEC Reports and subject to applicable securities laws, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which the Company is a party or of which the Company is aware which relate to or restrict the transfer of any of the shares of the Company Stock. Upon consummation of the Transaction contemplated by this Agreement and except for transfer restrictions as required by applicable securities laws, the Purchaser will acquire good and marketable title to the Shares, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

Section 2.06. Litigation. Except as set forth in the Company’s reports filed with the Commission (the “Company SEC Reports”), there is no legal action or any proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company which could have a Company Material Adverse Effect.

Section 2.07. Brokerage and Finder’s Fees. Neither the Company nor any of its directors, officers or employees have incurred, or will incur, any brokerage, finders or similar fee in connection with the Transaction contemplated by this Agreement.

Section 2.08. Audited and Unaudited Financial Statements. The Company’s audited and unaudited financial statements filed with the Commission (the “Company Financial Statements”) fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of the Company for the respective periods or as of the respective dates therein set forth. The books and records of the Company are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

Section 2.09. Undisclosed Liabilities. Other than those disclosed in the Company Financial Statements and Schedule 2.09, the Company has no liabilities or obligations which, individually or in the aggregate, is greater than $5,000.

Section 2.10. Taxes.

(a)	Payment; Tax Returns. The Company has timely paid or accrued all national, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof (“Taxes”), and has filed all national, state, local and foreign tax returns and tax reports that it is required to file (the “Returns”). Such Returns and reports are true, correct and complete and have not been amended, and all Taxes for which the Company is liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Company Financial Statements, and will be timely paid when due. No claim has been made by authorities in any jurisdiction where the Company did not file tax returns that it is or may be subject to taxation by that jurisdiction.

(b)	No Tax Audit or Assessment. To the Company’s knowledge there is no pending or threatened national, state, local or foreign tax audit or assessment nor any agreement by the Company with any federal, state, local or foreign taxing authority that may affect the tax liability of the Company.

(c)	No Tax Liability. The Company represents that it shall have no obligation with respect to any Tax liability of the Company attributable to any period prior to the Closing.

Section 2.11. Compliance with Law. The Company has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to the Company or its businesses or properties (“Company Applicable Laws”).

Section 2.12. Bank Accounts, Depositories, Powers of Attorney. A true, correct and complete list of the names and locations of all banks or other depositories where the Company has accounts or safe deposit boxes with the names of the persons authorized to have access in any way to these items is set forth in Schedule 2.12. Except as set forth in Schedule 2.12, no person has power of attorney with respect to the Company, except in the normal course of business.

Section 2.13. Title to and Condition of Properties. The Company has good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of its assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of its business.

Section 2.14. No Conflict or Default. The Company’s execution of this Agreement and the transactions contemplated hereby will not: (i) violate any applicable laws or permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of the Company, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of the Company.

Section 2.15. Complete Disclosure. The representations and warranties of the Company in this Agreement or the related Schedules delivered by or on the Company’s behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

Section 2.16. SEC Compliance; Section 10b-5 Representation. The Company is in full compliance with all rules and regulations promulgated by the Commission, including, but not limited to, the Exchange Act, the Securities Act, and the Sarbanes-Oxley Act of 2002, as amended (“SOX”). The Company is current in its periodic reporting requirements under the Exchange Act, including but not limited to, annual reports on Form 10-K and quarterly reports on Form 10-Q and, to the knowledge of the Company, comply with the requirements of the Exchange Act. None of the Company SEC Reports or registration statements filed with the Commission under the Securities Act contains any misstatement of a material fact or omits to state a material fact necessary to prevent the statements made therein from being misleading.

Section 2.17. Sale to Selling Stockholder.

(a)	The Company issued the Shares to the Selling Stockholder pursuant to an exemption from the registration requirements of the Securities Act and the Company has filed all required paperwork with the Commission and/or applicable state blue sky securities agencies regarding such sales to preserve such exemption.

(b)	The Shares are deemed to be “restricted securities” under Rule 144 of the Securities Act and the certificates evidencing the Shares bear a Rule 144 restrictive stock legend.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

In order to induce the Purchaser to enter into this Agreement, the Selling Stockholder represents and warrants that the statements contained in this Article III are true and complete as of the date of this Agreement and will be true and complete as of the Closing (as though made then and at the Closing).

Section 3.01. Authority. The Selling Stockholder has all requisite power and authority to enter into and perform this Agreement. The Selling Stockholder has duly executed and delivered this Agreement to facilitate the transactions contemplated hereby and this Agreement is a legal, valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

Section 3.02. Affiliate Status. The Selling Stockholder is an “affiliate” (as that term is defined under Rule 144 of the Securities Act) of the Company.

Section 3.03. Purchase of Shares. To the knowledge of the Selling Stockholder, the Company issued the Restricted Shares to the Selling Stockholder pursuant to an exemption from the registration requirements of the Securities Act and the Company has filed all required paperwork with the Commission and/or applicable state blue sky securities agencies regarding such sales to preserve such exemption.

Section 3.04. Issuance of Shares. To the knowledge of the Selling Stockholder, the Shares: (i) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, or any agreement, contract or other obligation to which the Selling Stockholder is a party or is subject, and (c) were issued in accordance with all applicable laws.

Section 3.05. No Transfer Restrictions. Subject to transfer restrictions required by applicable securities laws, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which the Selling Stockholder is a party or of which the Selling Stockholder is aware which relate to or restrict the transfer of any of the Shares held by the Selling Stockholder. Upon consummation of the Transaction, the Purchaser will acquire good and marketable title to the Shares held by the Selling Stockholder, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind, subject to transfer restrictions required by applicable securities laws.

Section 3.06. Litigation. There is no legal action or any proceeding or investigation pending or, to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder which could prevent the Selling Stockholder from consummating the Transaction contemplated by this Agreement.

Section 3.07. Brokerage and Finder’s Fees. No one has acted as a broker or finder on behalf of the Selling Stockholder in connection with the Transaction contemplated by this Agreement.

Section 3.08. Complete Disclosure. The representations and warranties of the Selling Stockholder in this Agreement or the related Schedules delivered by or on the Selling Stockholder’s behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

To induce the Company and the Selling Stockholder to into this Agreement, the Purchaser represents and warrants the following:

Section 4.01. Organization and Standing. RDA is a limited liability company duly formed under the laws of Puerto Rico, with full power and authority (corporate and other) to conduct its business as currently conducted. RDA is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon the Purchaser’s business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (“RDA Material Adverse Effect”). RDA is not in default of any provision of its organizational documents.

Section 4.02. Corporate Power and Authority. RDA has all requisite corporate power and authority to enter into and perform this Agreement. RDA has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of RDA, enforceable in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

Section 4.03. Consents and Approvals. RDA’s execution, delivery and performance of this Agreement do not and will not require any consents or approvals of, filings with, or action by any third party.

Section 4.04. Complete Disclosure. The representations and warranties by RDA in this Agreement or the related Schedules delivered by or on RDA’s behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

Section 4.04. Brokerage and Finder’s Fees. No one has acted as a broker or finder on behalf of RDA in connection with the transactions contemplated by this Agreement.

Section 4.05. Accredited Investor. RDA is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act.

Section 4.05 Investment Purpose. RDA is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. RDA acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.06 Sufficiency of Funds. RDA has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the Transaction contemplated by this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.01. Covenants.

(a)	General. Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

(b) Independent Auditor & Stock Transfer Agent Expenses and Fees. All currently outstanding expenses and fees and expenses and fees to be incurred by the Company in connection with the Company’s dismissal of its current independent auditor and/or stock transfer agent, including, but not limited to, the transfer of files and other material by such auditor and/or stock transfer agent to the Company’s new independent auditor and/or stock transfer agent shall be paid, in full, by the Company, whether or not such expenses and fees are incurred prior to or subsequent to the consummation of the Transaction. (c) Cooperation. At and after the Closing, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement.

(c)	Confidential Information. No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party (“Confidential Information”), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process, or (y) authorized in writing by the Party that owns the Confidential Information. Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this section would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.
(d)	Obligation to Update Schedules. Immediately prior to the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the respective Party; provided, however, that no disclosure to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.
(e)	Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in order to effect the transactions contemplated by this Agreement.

Section 5.02. Reasonable Access. The Company shall give the Purchaser, its counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to the Company’s business, and the Company shall reasonably cooperate with the Purchaser and its accountants in connection with the preparation of timely and complete audited and unaudited financial statements.

ARTICLE VI

CONDITIONS

Section 6.01. Mutual Conditions. The Parties' obligations to consummate the Transaction and to perform this Agreement are subject to all of the following conditions:

(a)	No Action. No action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Transaction to be declared unlawful or rescinded.

(b)	Approvals. All action necessary to authorize the execution and delivery of this Agreement and consummation of the Transaction have been obtained.

Section 6.02. Conditions to Obligations of the Purchaser. The Purchaser’s obligation to consummate the Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by the Purchaser in writing:

(a)	Representations and Warranties. The representations and warranties of the Company and Selling Stockholder set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing, except where any untruth or inaccuracy will not, either individually or in the aggregate, have a Company Material Adverse Effect.

(b)	Performance of Agreement. The Company and Selling Stockholder shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)	Material Adverse Changes. Since the date of this Agreement, there has not occurred any change in the operations, prospects, assets, business, or condition (financial or otherwise) of the Company has had or that could have a Company Material Adverse Effect.

(d)	Deliveries. All documents or instruments required to be delivered by the Company and the Selling Stockholder at or prior to the Closing, shall have been delivered to the Purchaser.

(e)	Approval. This Agreement shall have been approved by all necessary action.

(f)	Consents. The Company and Selling Stockholder shall have procured all third-party consents necessary to effect the Transaction.

(g)	Form of Actions. All actions to be taken by the Company and Selling Stockholder in connection with consummation of the Transaction and all documents required to effect the Transaction shall be satisfactory in form and substance to the Purchaser.

Section 6.03. Conditions to Obligations of the Selling Stockholder. The Selling Stockholder’s obligation to consummate the Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions, unless waived by Selling Stockholder in writing:

(a)	Representations and Warranties. The Purchaser’s representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a RDA Material Adverse Effect.

(b)	Performance of Agreement. The Purchaser shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)	Material Adverse Changes. There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of the Purchaser which would have a RDA Material Adverse Effect.

(d)	Deliveries. All documents or instruments required to be delivered by RDA or third parties at or prior to the Closing shall have been delivered to the Company.

(e)	Approval. This Agreement shall have been approved by all necessary action.

(f)	Consents. The Purchaser shall have procured all third-party consents necessary to effect the Transaction.

(g)	Form of Actions. All actions to be taken by the Purchaser in connection with consummation of the Transaction and all documents required to effect the Transaction shall be satisfactory in form and substance to the Selling Stockholder.

ARTICLE VII

TERMINATION, SURVIVAL AND MISCELLANEOUS AGREEMENTS

Section 7.01. Termination. This Agreement may be terminated at any time prior to the Closing as follows: (a) by unanimous written consent of the Company, Purchaser and Selling Stockholder; or (b) by any Party if either of the remaining Parties has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice of default.

Section 7.02. Survival of Representations and Warranties. The covenants, representations and warranties contained herein shall survive the Closing of the Transaction.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

If to the Purchaser:

RDA Equities, LLC

Attn: Ralph M. Amato

2105 Plantation Village

Dorado, Puerto Rico 00646

T: (619) 895-6900

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY, 10004

Direct: (954) 303-8027

T: (646) 502-5900

F: (646) 836-9200

pmagri@magrilaw.com

www.magrilaw.com

If to the Company:

1801-1 Yonge Street

Toronto, Ontario M5E 2A3

Canada

Attn: Hrant Isbeceryan

T: (416) 306-2493

If to the Selling Stockholder:

To the address listed on the Signature Page.

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

Section 8.02. Non-Waiver. No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time. This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

Section 8.03. Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

Section 8.04. Counterparts. This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

Section 8.05. Entire Agreement. This Agreement (including the Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties.

Section 8.06. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of New York, without regard to its principles of conflicts of law. The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in New York, New York over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute. The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 8.01 of this Agreement. All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

Section 8.07. Binding Effect; Assignment. This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

Section 8.08. Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

Section 8.09. Severability. If any provision of this Agreement is determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as rewritten. If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the 23rd day of August 2013.

RDA EQUITIES, LLC

By: /s/ RALPH M. AMATO

Name: Ralph M. Amato

Title: Managing Member

AUTHENTIC TEAS, INC.

By: /s/ HRANT ISBECRYAN

Name: Hrant Isbeceryan
Title: President and Director

SELLING STOCKHOLDER:

/s/ EVAN HERSHFIELD

Signature

Evan Hershfield

Print Name

_________________________________

Street Address

_________________________________

City, State & Zip

Number of Shares:	250,000
Total Purchase Price ($0.001 per Share):	$250